Exhibit 99.1
Lucid Announces Fourth Quarter and Full Year 2023 Financial Results

•Delivered 1,734 vehicles in Q4 and 6,001 vehicles in 2023, up 37% compared to full year 2022
•Produced 2,391 vehicles in Q4 and 8,428 vehicles in 2023, meeting the higher-end of 2023 annual production guidance of 8,000 to 8,500 vehicles
•Q4 revenue of $157.2 million and annual revenue of $595.3 million
•Ended the quarter with approximately $4.78 billion of total liquidity
•Lucid is embarking on the Company’s next transformational phase, with the expansion of its vehicle lineup and total addressable market
•2024 production guidance of approximately 9,000 vehicles

NEWARK, Calif. — February 21, 2024 — Lucid Group, Inc. (NASDAQ: LCID), setting new standards for luxury electric experience with the Lucid Air, America’s most awarded new luxury vehicle 1 and selected to Car and Driver’s 10Best list for 2024, today announced financial results for its fourth quarter and full year ended December 31, 2023. The earnings presentation is available on its investor relations website (https://ir.lucidmotors.com).
The Company produced 2,391 vehicles during Q4 and delivered 1,734 vehicles during the same period. On a full-year basis, the Company produced 8,428 vehicles, meeting the higher end of the 2023 annual production guidance of 8,000 to 8,500 vehicles, and delivered 6,001 vehicles in 2023. Lucid today also announced its 2024 annual production guidance of approximately 9,000 vehicles, and will continue to prudently manage and adjust production to meet sales and delivery needs.
Lucid reported fourth quarter revenue of $157.2 million and annual revenue of $595.3 million, ending the quarter with approximately $4.78 billion of total liquidity.
“Lucid is investing for the long term in technology, manufacturing and partnerships to further solidify our place in the market as the premier luxury EV brand in the world,” said Peter Rawlinson, Lucid’s CEO and CTO. “In 2023, we made our first strategic technology arrangement, gained market share, completed the Air lineup, and unveiled Gravity. As we start 2024, I’m very excited about the year ahead and beyond. We are entering the next transformational phase of the Lucid vehicle lineup and are laser-focused on growth.”
“I’d like to echo Peter’s excitement as we start the year,” said Gagan Dhingra, Lucid’s Interim Chief Financial Officer and Principal Accounting Officer. “We outpaced our total addressable market and made headway with our cost optimization programs - a key strategic priority for the Company. I’m excited about the future as Gravity start of production is scheduled for late 2024 and the start of production for our high-volume Midsize platform is scheduled for late 2026.”
Lucid will host a conference call for analysts and investors at 2:30 P.M. PT / 5:30 P.M. ET on February 21, 2024. The live webcast of the conference call will be available on the Investor Relations website at ir.lucidmotors.com. Following the completion of the call, a replay will be available on the same website. Lucid uses its ir.lucidmotors.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Based on percentage of major industry awards and accolades earned by new luxury vehicles launched in the last three years and on sale in the United States.
About Lucid Group
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The Company’s first car, the Air, is a state-of-the-art luxury sedan with a California-inspired design. Assembled at Lucid’s factories in Casa Grande, Arizona, and King Abdullah Economic City (KAEC), Saudi Arabia, deliveries of Lucid Air are currently underway to customers in the U.S., Canada, Europe, and the Middle East.

Investor Relations Contact

investor@lucidmotors.com

Media Contact

media@lucidmotors.com
Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.
Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding financial and operating outlook and guidance, future capital expenditures and other operating expenses, ability to control costs, expectations and timing related to commercial product launches, including the Lucid Gravity and Midsize platform, production and delivery volumes, expectations regarding market opportunities and demand for Lucid’s products, the range and performance of Lucid’s vehicles, plans and expectations regarding the Lucid Gravity, including performance, driving range, features, specifications, and Gravity’s potential impact on markets, plans and expectations regarding Lucid’s software, plans and expectations regarding Lucid’s systems approach to the design of the vehicles, plans and expectations regarding Lucid’s integration with North American Charging Standard, including timing and benefits, estimate of the length of time Lucid’s existing cash, cash equivalents and investments will be sufficient to fund planned operations, plans and expectations regarding its future capital raises and funding strategy, the timing of vehicle deliveries, plans and expectations regarding future manufacturing capabilities and facilities, studio and service center openings, ability to mitigate supply chain and logistics risks, plans and expectations regarding the Phase 2 expansion of Lucid’s AMP-1 factory, including potential benefits, ability to vertically integrate production processes, future sales channels and strategies, future market launches and international expansion, including plans and expectations for the AMP-2 manufacturing facility in Saudi Arabia, plans and expectations regarding the purchase agreement with the government of Saudi Arabia, including the total number of vehicles that may be purchased under the agreement, expected order quantities, and the quantity and timing of vehicle deliveries, Lucid’s ability to grow its brand awareness, the potential success of Lucid’s direct-to-consumer sales strategy and future vehicle programs, potential automotive partnerships, including plans and expectations regarding Lucid’s strategic technology arrangement with Aston Martin, and the promise of Lucid’s technology. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and global conflicts or other geopolitical events; risks related to changes in overall demand for Lucid’s products and services and cancellation of reservations and orders for Lucid’s vehicles; risks related to prices and availability of commodities, Lucid’s supply chain, logistics, inventory management and quality control, and Lucid’s ability to complete the tooling of its manufacturing facilities over time and scale production of the Lucid Air and other vehicles; risks related to the uncertainty of Lucid’s projected financial information; risks related to the timing of expected business milestones and commercial product launches; risks related to the expansion of Lucid’s manufacturing facility, the construction of new manufacturing facilities and the increase of Lucid’s production capacity; Lucid’s ability to manage expenses and control costs; risks related to future market adoption of Lucid’s offerings; the effects of competition and the pace and depth of electric vehicle adoption generally on Lucid’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; Lucid’s ability to rapidly innovate; Lucid’s ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers; Lucid’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team; risks related to potential vehicle recalls and buybacks; Lucid’s ability to establish and expand its brand, and capture additional market share, and the risks associated with negative press or reputational harm; Lucid’s ability to effectively utilize or obtain certain credits and other incentives; Lucid’s ability to conduct equity, equity-linked or debt financings in the future; Lucid’s ability to pay interest and principal on its indebtedness; future changes to vehicle specifications which may impact performance, pricing and other expectations; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed under the heading “Risk Factors” in Part II, Item 1A of Lucid’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in other documents Lucid has filed or will file with the Securities and Exchange Commission, including Lucid’s Annual Report on Form 10-K for the year ended December 31, 2023. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures and Key Business Metrics
Consolidated financial information has been presented in accordance with US GAAP (“GAAP”) as well as on a non-GAAP basis to supplement our consolidated financial results. Lucid’s non-GAAP financial measures include Adjusted EBITDA and Free Cash Flow which are discussed below.
Adjusted EBITDA is defined as net loss before (1) interest expense, (2) interest income, (3) provision for (benefit from) income taxes, (4) depreciation and amortization, (5) change in fair value of common stock warrant liability, (6) change in fair value of equity securities, (7) stock-based compensation, and (8) restructuring charges. Lucid believes that Adjusted EBITDA provides useful information to Lucid’s management and investors about Lucid’s financial performance. Free Cash Flow is defined as net cash used in operating activities less capital expenditures. Lucid believes that Free Cash Flow provides useful information to Lucid’s management and investors about the amount of cash generated by the business after necessary capital expenditures.
These non-GAAP financial measures facilitate management’s internal comparisons to Lucid’s historical performance. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting, and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to Lucid’s investors regarding measures of our financial condition and results of operations that Lucid uses to run the business and therefore allows investors to better understand Lucid’s performance. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Lucid’s operating performance. In addition, other companies, including companies in Lucid’s industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Lucid’s non-GAAP financial measures and key performance measures as tools for comparison. A reconciliation between GAAP and non-GAAP financial information is presented below.

LUCID GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,369,947	$1,735,765
Short-term investments	2,489,798	2,177,231
Accounts receivable, net	51,822	19,542
Inventory	696,236	834,401
Prepaid expenses	69,682	63,548
Other current assets	79,670	81,541
Total current assets	4,757,155	4,912,028
Property, plant and equipment, net	2,810,867	2,166,776
Right-of-use assets	221,508	215,160
Long-term investments	461,029	529,974
Other noncurrent assets	262,159	55,300
TOTAL ASSETS	$8,512,718	$7,879,238

LIABILITIES
Current liabilities:
Accounts payable	$108,724	$229,084
Accrued compensation	92,494	63,322
Finance lease liabilities, current portion	8,202	10,586
Other current liabilities	798,990	634,567
Total current liabilities	1,008,410	937,559
Finance lease liabilities, net of current portion	77,653	81,336
Common stock warrant liability	53,664	140,590
Long-term debt	1,996,960	1,991,840
Other long-term liabilities	524,339	378,212
Total liabilities	3,661,026	3,529,537

STOCKHOLDERS’ EQUITY
Common stock, par value $0.0001; 15,000,000,000 shares authorized as of December 31, 2023 and 2022; 2,300,111,489 and 1,830,172,561 shares issued and 2,299,253,664 and 1,829,314,736 shares outstanding as of December 31, 2023 and 2022, respectively	230	183
Additional paid-in capital	15,066,080	11,752,138
Treasury stock, at cost, 857,825 shares at December 31, 2023 and 2022	(20,716)	(20,716)
Accumulated other comprehensive income (loss)	4,850	(11,572)
Accumulated deficit	(10,198,752)	(7,370,332)
Total stockholders’ equity	4,851,692	4,349,701
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,512,718	$7,879,238

LUCID GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$157,151	$257,713	$595,271	$608,181

Costs and expenses
Cost of revenue	410,015	615,291	1,936,066	1,646,086
Research and development	242,977	221,294	937,012	821,512
Selling, general and administrative	241,026	170,867	797,235	734,574
Restructuring charges	—	—	24,546	—
Total cost and expenses	894,018	1,007,452	3,694,859	3,202,172

Loss from operations	(736,867)	(749,739)	(3,099,588)	(2,593,991)

Other income (expense), net
Change in fair value of common stock warrant liability	25,279	255,899	86,926	1,254,218
Change in fair value of equity securities	5,999	—	5,999	—
Interest income	58,680	29,472	204,274	56,756
Interest expense	(7,777)	(8,075)	(24,915)	(30,596)
Other income (expense), net	934	(366)	(90)	9,532
Total other income, net	83,115	276,930	272,194	1,289,910
Loss before provision for (benefit from) income taxes	(653,752)	(472,809)	(2,827,394)	(1,304,081)
Provision for (benefit from) income taxes	14	(161)	1,026	379
Net loss	(653,766)	(472,648)	(2,828,420)	(1,304,460)
Net loss attributable to common stockholders, basic	(653,766)	(472,648)	(2,828,420)	(1,304,460)
Change in fair value of dilutive warrants	—	—	—	(1,254,218)
Net loss attributable to common stockholders, diluted	$(653,766)	$(472,648)	$(2,828,420)	$(2,558,678)

Weighted average shares outstanding attributable to common stockholders
Basic	2,292,032,497	1,712,951,982	2,081,772,622	1,678,346,079
Diluted	2,292,032,497	1,712,951,982	2,081,772,622	1,693,258,608

Net loss per share attributable to common stockholders
Basic	$(0.29)	$(0.28)	$(1.36)	$(0.78)
Diluted	$(0.29)	$(0.28)	$(1.36)	$(1.51)

Other comprehensive income (loss)
Net unrealized gains (losses) on investments, net of tax	$10,079	$1,694	$12,669	$(11,572)
Foreign currency translation adjustments	5,134	—	3,753	—
Total other comprehensive income (loss)	15,213	1,694	16,422	(11,572)
Comprehensive loss attributable to common stockholders	$(638,553)	$(470,954)	$(2,811,998)	$(1,316,032)

LUCID GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(653,766)	$(472,648)	$(2,828,420)	$(1,304,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	67,498	55,240	233,531	186,583
Amortization of insurance premium	9,265	10,432	39,507	35,620
Non-cash operating lease cost	7,330	5,457	26,201	19,711
Stock-based compensation	63,851	71,255	257,283	423,500
Inventory and firm purchase commitments write-downs	171,574	204,926	906,069	569,479
Change in fair value of common stock warrant liability	(25,279)	(255,899)	(86,926)	(1,254,218)
Net accretion of investment discounts/premiums	(30,504)	(11,435)	(105,432)	(20,695)
Change in fair value of equity securities	(5,999)	—	(5,999)	—
Other non-cash items	6,267	6,113	34,205	10,353
Changes in operating assets and liabilities:
Accounts receivable	(28,731)	(16,987)	(32,509)	(16,498)
Inventory	(82,077)	(350,295)	(658,010)	(1,256,349)
Prepaid expenses	(2,579)	(16,721)	(45,641)	(28,822)
Other current assets	(8,922)	(10,329)	4,758	(43,591)
Other noncurrent assets	(8,000)	(4,148)	(121,790)	(43,230)
Accounts payable	(24,709)	128,253	(139,519)	180,469
Accrued compensation	30,953	14,314	29,172	30,958
Other current liabilities	(10,175)	(16,880)	(71,680)	253,904
Other long-term liabilities	49,454	10,837	75,447	31,028
Net cash used in operating activities	(474,549)	(648,515)	(2,489,753)	(2,226,258)
Cash flows from investing activities:
Purchases of property, plant and equipment	(272,642)	(289,888)	(910,644)	(1,074,852)
Proceeds from government grant	97,500	—	97,500	97,267
Purchases of investments	(413,028)	(1,127,452)	(3,998,282)	(3,854,129)
Proceeds from maturities of investments	1,240,320	1,024,361	3,720,890	1,149,714
Proceeds from sale of investments	—	—	148,388	—
Other investing activities	—	323	(4,827)	323
Net cash provided by (used in) investing activities	652,150	(392,656)	(946,975)	(3,681,677)
Cash flows from financing activities:
Proceeds from issuance of common stock under Underwriting Agreement, net of issuance costs	—	—	1,184,224	—
Proceeds from issuance of common stock under 2023 Subscription Agreement, net of issuance costs	—	—	1,812,641	—
Proceeds from issuance of common stock under At-the-Market Offering, net of issuance costs	—	594,317	—	594,317
Proceeds from issuance of common stock under 2022 Subscription Agreement	—	915,000	—	915,000
Payment for short-term insurance financing note	—	—	—	(15,330)
Payment for finance lease liabilities	(891)	(1,372)	(5,425)	(4,977)
Proceeds from borrowings	19,991	9,590	62,911	29,818
Repayments for borrowings	—	(13,570)	—	(20,223)
Proceeds from failed sale-leaseback transaction	—	—	—	31,700
Proceeds from exercise of stock options	3,022	3,050	10,343	17,788
Proceeds from employee stock purchase plan	8,747	11,680	23,836	24,562
Tax withholding payments for net settlement of employee awards	(2,910)	(5,894)	(17,615)	(218,789)
Payment for credit facility issuance costs	—	—	—	(6,631)
Net cash provided by financing activities	27,959	1,512,801	3,070,915	1,347,235
Net increase (decrease) in cash, cash equivalents, and restricted cash	205,560	471,630	(365,813)	(4,560,700)
Beginning cash, cash equivalents, and restricted cash	1,165,947	1,265,690	1,737,320	6,298,020
Ending cash, cash equivalents, and restricted cash	$1,371,507	$1,737,320	$1,371,507	$1,737,320

LUCID GROUP, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss (GAAP)	$(653,766)	$(472,648)	$(2,828,420)	$(1,304,460)
Interest expense	7,777	8,075	24,915	30,596
Interest income	(58,680)	(29,472)	(204,274)	(56,756)
Provision for (benefit from) income taxes	14	(161)	1,026	379
Depreciation and amortization	67,498	55,240	233,531	186,583
Change in fair value of common stock warrant liability	(25,279)	(255,899)	(86,926)	(1,254,218)
Change in fair value of equity securities	(5,999)	—	(5,999)	—
Stock-based compensation	63,851	71,255	258,726	423,500
Restructuring charges	—	—	24,546	—
Adjusted EBITDA (non-GAAP)	$(604,584)	$(623,610)	$(2,582,875)	$(1,974,376)
Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash used in operating activities (GAAP)	$(474,549)	$(648,515)	$(2,489,753)	$(2,226,258)
Capital expenditures	(272,642)	(289,888)	(910,644)	(1,074,852)
Free cash flow (non-GAAP)	$(747,191)	$(938,403)	$(3,400,397)	$(3,301,110)